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METLIFE CAPITAL EQUIPMENT LOAN TRUST 1997-A                         EXHIBIT 99.1

$304,203,000      Class A 6.85% Asset Backed Notes
$26,452,783       Class B Fixed Rate Asset Backed Notes

STATEMENT TO NOTEHOLDERS PURSUANT TO SECTION 5.06 OF THE TRANSFER AND SERVICING AGREEMENT

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
Payment Date:                                                                20-Feb-98
(i)  Amount of principal being paid on the Notes:
          (a)  Class A Notes                                                     $0.00
               per $1,000 original principal amount:                       $0.00000000

          (b)  Class B Notes                                                     $0.00
               per $1,000 original principal amount:                       $0.00000000

          (c)  Total                                                             $0.00

(ii)  Amount of interest being paid on the Notes
          (a)  Class A Notes                                             $1,736,492.13
               per $1,000 original principal amount:                       $5.70833335

          (b)  Class B Notes                                               $151,001.30
               per $1,000 original principal amount:                       $5.70833322

          (c)  Total                                                     $1,887,493.43

(iii) Balances at the end of the related Collection Period
          (a)  Pool Balance at the end of the related
               Collection Period                                       $330,655,783.00
          (b)  aggregate Principal Balance of the Receivables          $330,635,421.70
          (c)  amount in the Principal Funding Account                      $20,361.30

(iv)  After giving effect to distributions on this Distribution Date:
          (a)  outstanding principal amount of Class A Notes:          $304,203,000.00
          (b)  Class A Note Pool Factor:                                     1.0000000

(v)  Amount of Servicing Fee being paid:                                   $137,773.24

(vi)  Amount of Administration Fee being paid:                                 $500.00

(vii)  Aggregate Acquisition Amounts for Collection Period:
          (a) by Transferor                                                      $0.00
          (b) by Servicer                                                        $0.00

(viii)  Amount of Realized Losses for the Collection:                            $0.00

(ix)  Ending Reserve Account Balance:                                    $4,742,046.01

(x)  Specified Reserve Account Balance:                                  $4,742,046.01

(xi)    (a)  Noteholders' Class A Interest Distributable Amount:         $1,736,492.13
        (b)  Noteholders' Class B Interest Distributable Amount:           $151,001.30
        (c)  Class A Noteholders' Principal Distributable Amount:                $0.00
        (d)  Class B Noteholders' Principal Distributable Amount:                $0.00
        (e)  Amount withdrawn from Reserve Account per
             Section 5.05(c) or (d)                                              $0.00

(xii)  Deliquency Summary
        (a)  Delinquencies 61 to 90 days                                         $0.00
        (b)  Delinquencies over 90 days                                    $289,671.00

(xiii)  Deliquency Summary - % of aggregate principal balance of the receivables
        (a)  Delinquencies 61 to 90 days                                          0.00%
        (b)  Delinquencies over 90 days                                           0.09%
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